SECURITIES AND EXCHANGE  COMMISSION

                                               Washington D.C. 20549


                                                     FORM 8-K

                                                  CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                      The Securities and Exchange Act of 1934

                                          Date of Report:  March 6, 1998




                                       ACTRADE INTERNATIONAL, LTD.
                        (Exact name of registrant as specified by its charter)


       Delaware                     0-18711                    13-3437739
(State or other jurisdic-     (Commission File Number)       (IRS Employer
tion of incorporation)                                        Identification
                                                              Number)



                                                   7 Penn Plaza
                                                     Suite 422
                                                New York, NY  10001
                                     (Address of principal executive offices)



Registrant's Telephone Number:   (212) 563-1036



Former Name or Former Address if Changed Since Last Report


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Item 5.  Other events.


Effective March 6, 1998, the Board of Directors of Actrade International, Ltd. announced that it would appoint a special committee in order to establish a new Executive Incentive Compensation Program which will be submitted to a vote of the Company's Shareholder's for final approval.

In light of this action, the Company's CEO has agreed with the Board to rescind the recent extension to his Employment Agreement and to waive future entitlement to Incentive Compensation thereunder until the Board and Shareholders agree upon a Company-wide Incentive Compensation Program. In keeping with this decision, the One Million Warrants issued January, 1998 to Mr. Aharoni in consideration for the recent extension of his Employment Agreement have been cancelled and are no further effect.